Exhibit 99.1

FOR IMMEDIATE RELEASE:

EDTECHX HOLDINGS ACQUISITION CORP. SECURITIES TO COMMENCE SEPARATE TRADING

London, United Kingdom (October 16, 2018) – EdtechX Holdings Acquisition Corp. (NASDAQ: EDTXU) (the “Company”) announced today that separate trading of its common stock and warrants underlying the Company’s units would commence on or about October 17, 2018. The common stock and warrants are will be traded on the Nasdaq Capital Market (“Nasdaq”) under the symbols “EDTX” and “EDTXW,” respectively. Units not separated will continue to be listed on Nasdaq under the symbol “EDTXU.”

EdtechX Holdings Acquisition Corp. is a blank check company organized for the purpose of effecting a business combination with one or more target businesses. EdtechX Holdings Acquisition Corp.’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although it intends to focus its search for target businesses in the education, training and education technology industries.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements inherently involve risks and uncertainties that are detailed in the companies’ registration statements and other filings with the Securities and Exchange Commission and, therefore, actual results could differ materially from those projected in the forward-looking statements. The companies assume no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MEDIA AND INVESTOR RELATIONS CONTACT:

Citigate Dewe Rogerson (general):

-	Christen Thomson: Christen.Thomson@citigatedewerogerson.com (+44 7808 641870)
-	Caroline Merrell : Caroline.Merrell@citigatedewerogerson.com (+44 7852210329)

Company: www.edtechxcorp.com

-	General contact: hello@edtechxcorp.com
-	INBOUND Capital (IR Advisor)